Exhibit 5.1

DLA Piper LLP (US) 555 Mission St. #2400 San Francisco, California 94105 www.dlapiper.com

June 27, 2022

Brookline Capital Acquisition Corp.

280 Park Avenue, Suite 43W

New York, NY 10017

Re:	Registration Statement on Form S-4 (Registration No. 333-264222) – Business Combination with Apexigen, Inc.

Ladies and Gentlemen:

We have acted as counsel to Brookline Capital Acquisition Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (Registration No. 333-264222) (as amended, the “Registration Statement”), and the included proxy statement/prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), to be issued by the Company pursuant to the terms of the Business Combination Agreement, dated as of March 17, 2022, by and among the Company, Project Barolo Merger Sub and Apexigen, Inc., a Delaware corporation (the “Business Combination Agreement”). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement.

This opinion letter is being furnished in accordance with the requirements of Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement and the related proxy statement/prospectus, or any proxy statement/prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issuance of the Common Stock.

In connection with our opinion expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following documents and such other documents, corporate records, certificates and other statements of corporate officers of the Company and of government officials as we deemed necessary for the purposes of supporting the opinion set forth in this opinion letter:

(a)	the Registration Statement;

(b)	the Business Combination Agreement;

(c)	the form of amended and restated certificate of incorporation of the Company to become effective upon consummation of the Business Combination;

(d)	the form of amended and restated bylaws of the Company to become effective upon consummation of the Business Combination;

(e)	the Resolutions of the Board of Directors of the Company adopted on June 26, 2022; and

(f)	the specimen common stock certificate of the Company.

With respect to the foregoing documents, and the other documents and certificates we reviewed, we have assumed, without independent investigation or verification of any kind: the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company. We have assumed that the form of amended and restated certificate of incorporation of the Company (item (c) above) will be duly executed and filed with the Secretary of State of the State of Delaware prior to the issuance of the shares of Common Stock as contemplated by the Business Combination Agreement.

Based upon the foregoing assumptions, and subject to the qualifications and limitations stated herein, we are of the opinion that: the shares of Common Stock to be issued by the Company pursuant to the Business Combination Agreement will, when issued upon the terms and conditions set forth in the Registration Statement and the Business Combination Agreement, be duly authorized, validly issued, fully paid and nonassessable.

We express no opinion concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing) and the federal law of the United States of America.

This opinion letter is for your benefit in connection with the Registration Statement, and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

The opinion expressed above is as of the date hereof only. We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein after the effective date of the Registration Statement. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, or the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Common Stock appearing under the caption “Legal Matters” in the proxy statement/prospectus forming part of the Registration Statement, and in any proxy statement/prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission thereunder (including Item 509 of Regulation S-K).

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)